                                THIRD AMENDMENT

         THIS THIRD AMENDMENT to the Credit Agreement referred to below (this "Third Amendment"), is made and entered into as of this 7th day of May, 1999 by and among KINDER MORGAN, INC., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders party to the Credit Agreement (as defined below) and identified on the signature pages hereto, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              Statement of Purpose

         The Lenders have extended certain credit facilities to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of June 18, 1998 as amended by the First Amendment dated as of August 26, 1998 and the Second Amendment dated as of September 8, 1998 (as so amended and as further amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent.

         The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, modify certain provisions of Article X of the Credit Agreement and amend the Credit Agreement to extend another Term Loan to the Borrower in an aggregate principal amount of Sixty-Five Million Dollars ($65,000,000) in order to pay a dividend to the shareholders of the Borrower, and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this Third Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. All capitalized undefined terms used in this Third Amendment shall have the meanings assigned thereto in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

         (a)  Article I is hereby amended in the following manner:

              (i) by amending and restating, in their entirety, the following definitions:

                    "Additional Term Loan Funding Percentage" shall equal the corresponding percentage set forth on Schedule 1 hereto.

                    "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Third Amendment Effective Date, the Aggregate Commitment shall be One Hundred Sixty-Five Million Dollars ($165,000,000).

                    "KMI Dividend" means the collective reference to (a) a dividend not in excess of Seventy-Five Million Dollars ($75,000,000) paid to the shareholders of the Borrower in part on the Closing Date and the remainder during 1998 (the "1998 KMI Dividend") and (b) a dividend not in excess of Sixty-Five Million Dollars ($65,000,000) to be paid to the shareholders of the Borrower on the Third Amendment Effective Date.

                    "Term Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make the Term Loans for the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment to make Term Loans. The Term Loan Commitment of all Lenders on the Closing Date shall be Eighty-Five Million Dollars ($85,000,000) and the Term Loan Commitment as of the Third Amendment Effective Date shall be increased by Sixty-Five Million Dollars ($65,000,000) for a total Term Loan Commitment of One Hundred Fifty Million Dollars ($150,000,000) for all of the Lenders.

              (ii) by inserting in alphabetical order the following newly defined terms:

              "Third Amendment" means that certain Third Amendment to this Agreement dated as of May 7, 1999 by and among the Borrower, the Lenders and the Administrative Agent.

              "Third Amendment Effective Date" means the date of the Third Amendment or such later Business Day upon which each condition described in Section 5 to the Third Amendment shall be satisfied or waived in all material respects in a manner satisfactory to the Administrative Agent.

         (b) Section 2.7 of the Credit Agreement shall be amended in its entirety by inserting the following Section 2.7 in lieu thereof:

              "SECTION 2.7. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans solely (a) prior to August 19, 1998, for future general corporate purposes in an amount not greater than $5,600,000, (b) prior to December 31, 1998, to finance investments permitted by Section 11.3(d), make dividends and distributions permitted by Section 11.6(e) and pay income taxes and Interest Expense, (c) on or after December 31, 1998, to finance investments permitted by Section 11.3(d) and (d) to pay certain fees and expenses incurred in connection with the transactions contemplated hereby."

         (c) Section 4.1 of the Credit Agreement, Term Loans, is hereby amended and restated in its entirety to read as set forth below:

              Term Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make (i) a Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender's Term Loan Commitment on the Closing Date and (ii) an additional Term Loan to the Borrower on the Third Amendment Effective Date in a principal amount equal to such Lender's Additional Term Loan Funding Percentage of $65,000,000.

         (d) Section 4.2(a), Procedure for Advance of Term Loans, is hereby amended and restated in its entirety to read as set forth below:

                      (a) The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C-2 prior to 11:00 a.m. (Charlotte time) on the Closing Date or, as applicable, the Third Amendment Effective Date requesting that, as applicable, the Lenders make (a) a Term Loan in the original principal amount of $85,000,000 as a Base Rate Loan on the Closing Date and (b) a Term Loan in the original principal amount of $65,000,000 as a Base Rate Loan on the Third Amendment Effective Date.

         (e) Section 4.2(c), Procedure for Advance of Term Loan, is hereby amended and restated in its entirety to read as set forth below:

                      (c) Not later than 1:00 p.m. (Charlotte time) on the
              Closing Date or, as applicable, the Third Amendment Effective Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of such Lender's Term Loans. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loans in immediately available funds by wire transfer in accordance with the Notice of Account Designation delivered pursuant to Section 6.2(f). Any amount borrowed under this Section 4.2 and subsequently repaid or prepaid may not be reborrowed.

         (f) Section 4.6, Use of Proceeds, is hereby amended and restated in its entirety to read as set forth below:

                      The Borrower shall use the proceeds of the Term Loans
              solely to (a) finance the KMI Dividend; provided, that any proceeds of the Term Loans not used to pay the 1998 KMI Dividend on the Closing Date shall be invested in accordance with Section 11.3(b) pending payment of the remaining 1998 KMI Dividend, (b) repay the Existing Facility and (c) pay certain fees and expenses incurred in connection with the transactions contemplated hereby.

         (g) Article X, Financial Covenants, is hereby amended by inserting the following paragraph after the last paragraph thereof:

                      For the purposes of calculating KMI Cash Flow and KMEP
              Cash Flow in Sections 10.1 through and including 10.4 with respect to (i) the Fiscal Quarter ending June 30, 1999, such KMI Cash Flow and KMEP Cash Flow shall equal such KMI Cash Flow and KMEP Cash Flow for such Fiscal Quarter times four (4), (ii) the Fiscal Quarter ending September 30, 1999, such KMI Cash Flow and KMEP Cash Flow shall equal such KMI Cash Flow and KMEP Cash Flow for the period of two (2) consecutive Fiscal Quarters ending on such Fiscal Quarter end times two (2) and (iii) for the Fiscal Quarter ending December 31, 1999, such KMI Cash Flow and KMEP Cash Flow shall equal such KMI Cash Flow and KMEP Cash Flow for the period of three (3) consecutive Fiscal Quarters ending on such Fiscal Quarter end times four-thirds (4/3).

         3. Amended and Restated Term Note. Each Term Note executed on the Closing Date shall be replaced with an Amended and Restated Term Note dated as of the Third Amendment Effective Date in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) (the "Amended and Restated Term Notes").

         4. Update to Schedule 1. Schedule1 attached hereto hereby amends and replaces in its entirety Schedule 1 attached to the Credit Agreement.

         5. Conditions of Effectiveness. This Third Amendment shall become effective when, and only when, the Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:

              (a) Counterparts of this Third Amendment executed by the Borrower, the Administrative Agent and each of the Lenders.

              (b) An executed original Amended and Restated Term Note made payable to each Lender in an amount equal to such Lender's Term Loan Commitment.

              (c) Certified copies of (i) the resolutions of the Board of Directors of the Borrower approving this Third Amendment and (ii) all documents, evidencing other necessary corporate action and governmental approvals, if any, with respect to this Third Amendment and the matters contemplated hereby.

              (d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that the charter documents and the bylaws of the Borrower delivered on the Closing Date have not been amended or modified in any respect, and (ii) as to the incumbency and the names and true signatures of its officers authorized to sign this Third Amendment to which it is a party and other documents to be delivered hereunder.

              (e) A certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization.

              (f) A favorable opinion of Morrison & Hecker, L.L.P., counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Third Amendment, the Loan Documents and as to such other matters as the Administrative Agent or any Lender may reasonably request.

         6. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Third Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

         7. Representations and Warranties. By its execution hereof, the Borrower hereby certifies on behalf of itself and its Subsidiaries that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (except for any such representations and warranties made as of a specific date which shall be true and correct as of such date) and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         8. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         9. Counterparts. This Third Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date and year first above written.





[CORPORATE SEAL]                    KINDER MORGAN, INC.,
                                    as Borrower


                                    By
                                       --------------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                              -------------------------------

                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender


                                    By
                                       --------------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                              -------------------------------



[Third Amendment]

                                    LENDERS:

                                    SOCIETE GENERALE, SOUTHWEST AGENCY


                                    By
                                       --------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------


                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    SENIOR DEBT PORTFOLIO


                                    By:
                                        -------------------------------------

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------


                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    AMARA-2 FINANCE LTD.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------


                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    CERES FINANCE LTD.



                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    AERIES FINANCE LTD.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    CAPTIVA FINANCE LTD.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    ELC (CAYMAN) LTD.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    THE PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    PILGRIM PRIME RATE TRUST
                                    By: PILGRIM INVESTMENTS, INC.
                                          as its Investment Manager

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                    PILGRIM AMERICA HIGH INCOME
                                    INVESTMENTS LTD.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------



                           [SIGNATURE PAGES CONTINUE]



[Third Amendment]

                                   SCHEDULE 1

                       LENDERS AND TERM LOAN COMMITMENTS

------------------------------------------------------------------------------------------------------------------------------
                                                          ADDITIONAL TERM LOAN
                       LENDER                              FUNDING PERCENTAGE       TERM LOAN COMMITMENT  TERM LOAN PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------
Aeries Finance Ltd.                                           0.0000000000%              $1,250,000           .8333333333
c/o Stanfield Capital Partners
330 Madison Avenue, 27th Floor
New York, NY  10017
Attention:  Christopher A. Bondy
Telephone:  (212) 284-4304
Telecopy:  (212) 284-4320
E-mail:  cbondy@stanfieldcp.com
------------------------------------------------------------------------------------------------------------------------------
Amara-2 Finance Ltd.                                          0.0000000000%              $1,500,000          1.0000000000%
c/o Stanfield Capital Partners
330 Madison Avenue, 27th Floor
New York, NY  10017
Attention:  Christopher A. Bondy
Telephone:  (212) 284-4304
Telecopy:  (212) 284-4320
E-mail:  cbondy@stanfieldcp.com
------------------------------------------------------------------------------------------------------------------------------
Captiva Finance Ltd.                                          0.0000000000%              $1,250,000           .8333333333
c/o Stanfield Capital Partners
330 Madison Avenue, 27th Floor
New York, NY  10017
Attention:  Christopher A. Bondy
Telephone:  (212) 284-4304
Telecopy:  (212) 284-4320
E-mail:  cbondy@stanfieldcp.com
------------------------------------------------------------------------------------------------------------------------------
Ceres Finance Ltd.                                            0.0000000000%              $3,500,000           2.333333333%
c/o Stanfield Capital Partners
330 Madison Avenue, 27th Floor
New York, NY  10017
Attention:  Christopher A. Bondy
Telephone:  (212) 284-4304
Telecopy:  (212) 284-4320
E-mail:  cbondy@stanfieldcp.com
------------------------------------------------------------------------------------------------------------------------------
ELC (Cayman) Ltd.                                             0.0000000000%              $7,500,000          5.0000000000%
One First Union Center, TW-10
301 South College Street
Charlotte, NC 28288-0743
Attention:  Roshan White
Telephone No.  (704) 383-9380
Telecopy No.:  (704) 383-1507
Email:  roshan.white@funb.com

Schedule 1 - cont.
------------------------------------------------------------------------------------------------------------------------------
First Union National Bank                                    100.0000000000%            $75,000,000          50.0000000000%
c/oFirst Union Capital Partners
One First Union Center
301 South College Street, 5th Floor
Charlotte, NC  28288-0732
Attention:  Ted A. Gardner
Telephone No.:  (704) 374-4769
Telecopy No.:  (704) 374-6711
------------------------------------------------------------------------------------------------------------------------------
Pilgrim America Prime Rate Trust                              0.0000000000%              $7,500,000          5.0000000000%
40 N. Central Avenue, Suite 1200
Phoenix, AZ  85004
Attention:  Robert Wilson
Telephone:  (602) 417-8128
Telecopy:  (602) 417-8327
E-mail:  rwilson@pilgrimfunds.com
------------------------------------------------------------------------------------------------------------------------------
Pilgrim America High Income Investments Ltd.                  0.0000000000%              $7,500,000          5.0000000000%
40 N. Central Avenue, Suite 1200
Phoenix, AZ  85004
Attention:  Robert Wilson
Telephone:  (602) 417-8128
Telecopy:  (602) 417-8327
E-mail:  rwilson@pilgrimfunds.com
------------------------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America                   0.0000000000%             $15,000,000          10.0000000000%
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201
Attention:  Greg Bondick
Telephone:  (214) 720-6206
Telecopy:  (214) 720-6299
E-mail:  gregory.bondick@prudential.com
------------------------------------------------------------------------------------------------------------------------------
Senior Debt Portfolio                                         0.0000000000%             $15,000,000          10.0000000000%
c/o Eaton Vance
The Eaton Vance Building
255 State Street
Boston, MA  02109
Attention:  Prime Rate, 8th Floor
Attention:  Gretchen Burgstresser
Telephone:  (617) 654-8404
Telecopy:  (617) 695-9594
E-mail:  danaya@eatonvance.com
------------------------------------------------------------------------------------------------------------------------------
Societe Generale, Southwest Agency                            0.0000000000%             $15,000,000          10.0000000000%
1111 Bagby Street #2020
Houston, TX  77002
Attention:  Richard Gould*
Telephone: (713) 759-6324
Telecopy:  (713) 650-0824
E-mail:  richard.gould@us.socgen.com
------------------------------------------------------------------------------------------------------------------------------
                                               Total:        100.0000000000%            $150,000,000        100.0000000000%
------------------------------------------------------------------------------------------------------------------------------

Schedule 1 - cont.

                    LENDERS AND REVOLVING CREDIT COMMITMENTS

------------------------------------------------------------------------------------------------------------------------------
                                                                     REVOLVING CREDIT          REVOLVING CREDIT
                            LENDER                                      COMMITMENT          COMMITMENT PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------
First Union National Bank                                              $15,000,000             100.0000000000%
c/o First Union Capital Partners
One First Union Center
301 South College Street, 5th Floor
Charlotte, NC  28288-0732
Attention:  Ted A. Gardner
Telephone No.:  (704) 374-4769
Telecopy No.:  (704) 374-6711
------------------------------------------------------------------------------------------------------------------------------